UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

American Farmland Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a letter sent to certain American Farmland Company stockholders on January 11, 2017.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

January 11, 2017

Dear Fellow Stockholder,

We recently sent you proxy materials in connection with the Special Meeting of Stockholders of American Farmland Company to be held on January 31, 2017. According to our latest records, we have not received your voting instructions in connection with the Special Meeting of Stockholders. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the joint proxy statement/prospectus dated December 22, 2016, our Board of Directors unanimously recommends that you vote “FOR” Proposals 1 and 2 (each copied below for reference).

1. a proposal to approve the Company Merger (as defined below) on substantially the terms and conditions set forth in the Agreement and Plan of Merger (the ‘‘Merger Agreement’’), dated as of September 12, 2016, by and between AFCO, American Farmland Company L.P. (‘‘AFCO OP’’), Farmland Partners Inc. (‘‘FPI’’), Farmland Partners Operating Partnership, LP (‘‘FPI OP’’), Farmland Partners OP GP LLC (‘‘FPI OP GP’’), FPI Heartland LLC (‘‘Merger Sub’’), FPI Heartland Operating Partnership, LP (‘‘Merger Partnership’’) and FPI Heartland GP LLC (‘‘Merger Sub GP’’), pursuant to which (i) AFCO will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity (the ‘‘Company Merger’’) and (ii) Merger Partnership will be merged with and into AFCO OP with AFCO OP continuing as the surviving entity (the ‘‘Partnership Merger’’ and, together with the Company Merger, the ‘‘Mergers’’); and

2. a proposal to approve one or more adjournments of the AFCO special meeting to another date, time or place, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the Company Merger on substantially the terms and conditions set forth in the Merger Agreement.

Please vote today-by telephone or via the Internet by following the instructions on the enclosed proxy card. You may also sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Please call D.F. King & Co., Inc. toll free at (888) 628-1041 for assistance with voting your shares.

On behalf of your Board of Directors, thank you in advance for your participation in this important vote.

Sincerely,

/s/ THOMAS S.T. GIMBEL

Thomas S.T. Gimbel

Chief Executive Officer